UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________

FORM 8-K
_____________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
 _____________________________________________________

Date of Report (Date of earliest event reported): May 15, 2025

www.carlisle.com

CARLISLE COMPANIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-09278	31-1168055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254
(Address of principal executive offices, including zip code)

480-781-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $1 par value	CSL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 15, 2025, Carlisle Companies Incorporated, (the “Company”) appointed Christopher B. Gaskill, Vice President & General Counsel, succeeding Scott C. Selbach, who is transitioning to a new role as Executive Vice President, Government Relations. Mr. Selbach remains Secretary of the Company.
Mr. Gaskill, age 43, was Executive Vice President, Chief Legal Officer and Secretary of Summit Materials, Inc. prior to its February 2025 sale to Quikrete Holdings, Inc. Mr. Gaskill also previously served in corporate legal roles at Cardinal Health, Inc. and The Western Union Company and as an attorney with Simpson Thacher & Bartlett. Mr. Gaskill holds a Juris Doctor degree from the University of Virginia School of Law.
In connection with his appointment, Mr. Gaskill will be entitled to participate in the Company’s supplemental pension plan (as amended, the “Supplemental Pension Plan”) and all other elements of the Company’s employee benefit plans from time to time in effect and available to executive officers, which are outlined in the Company’s 2025 Proxy Statement. Mr. Gaskill will enter into the Company’s executive severance agreement, providing for benefits in the event of a “change of control,” defined generally as an acquisition by any third party of 20% or more of the outstanding voting shares of the Company or a change in the majority of the Board of Directors. In the event Mr. Gaskill’s employment is terminated within three years of a “change of control,” he would be entitled to three years compensation, including bonus, vesting of equity compensation, retirement benefits equal to the benefits he would have received had he completed three additional years of employment with the Company and continuation of all life, accident, health, savings and other fringe benefits, all in accordance with and subject to the terms of the Company’s executive severance agreement.
The foregoing descriptions of the Supplemental Pension Plan and the executive severance agreement are qualified in their entirety by reference to the full text of such plans or agreements. A copy of the Supplemental Pension Plan, as amended and restated, is filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. A copy of the form of executive severance agreement is filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
There are no arrangements or understandings between Mr. Gaskill and any other person pursuant to which he was appointed as Vice President and General Counsel, nor are there any transactions involving the Company and Mr. Gaskill that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
A copy of the related press release is filed with this report as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits.
(d)          Exhibits

Exhibit Number	Exhibit Title

99.1	Press release of Carlisle Companies Incorporated dated May 16, 2025
104	Cover page interactive data file (formatted in inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Date:	May 16, 2025	By:	/s/ Kevin P. Zdimal
Kevin P. Zdimal
Vice President and Chief Financial Officer